Exhibit 99.1

INTERNATIONAL MEDIA ACQUISITION CORP.

BALANCE SHEET

AUGUST 2, 2021

	August 2, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$14,986	$180,463	(b)	$185,859
		(9,590)	(c)
Total current assets	14,986	170,873		185,859

Cash held in trust account	202,970,633	29,390,410	(a)	232,370,633
		9,590	(c)
TOTAL ASSETS	$202,985,619	$29,570,873		$232,556,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$1,757,068	$—		$1,757,068
Promissory note - related party	419,537	(419,537)	(b)	—
Accounts payable, accrued expenses and other current liabilities	4,620	—		4,620
Total current liabilities	2,181,225	(419,537)		1,761,688
Warrant liability	414,352	47,850	(b)	462,202
Deferred underwriting fee payable	7,000,000	1,050,000	(d)	8,050,000
Total Liabilities	9,595,577	678,313		10,273,890

Commitments (Note 6)
Common stock subject to possible redemption, 18,839,004 and 21,728,260 shares at redemption value, actual and as adjusted, respectively	188,390,040	28,892,560	(e)	217,282,600

Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 7,625,396 and 7,818,640 shares issued and outstanding, actual and as adjusted, respectively (excluding 18,839,004 and 21,728,260 shares subject to possible redemption, actual and as adjusted, respectively)	762	300	(a)	781
		8	(b)
		(289)	(e)
Additional paid-in capital	5,223,944	29,999,700	(a)	5,236,975
		(609,590)	(a)
		777,142	(b)
		(211,950)	(b)
		(1,050,000)	(d)
		(28,892,271)	(e)
Accumulated deficit	(224,704)	(13,050)	(b)	(237,754)
Total Stockholders’ Equity	5,000,002	—		5,000,002
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,985,619	$29,570,873		$232,556,492

The accompanying note is an integral part of the financial statement.

INTERNATIONAL MEDIA ACQUISITION CORP.

NOTE TO FINANCIAL STATEMENT

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of International Media Acquisition Corp. (the “Company”) as of August 2, 2021, adjusted for the full exercise of the underwriters’ over-allotment option and related transactions which closed on August 6, 2021 as described below.

On August 2, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (the “Units”). Each Unit consists of one share of common stock, one right and one redeemable warrant, with each whole warrant entitling the holder thereof to purchase three-fourths of one share of common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 714,400 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Content Creation Media LLC (the “Sponsor”), generating gross proceeds of $7,144,000. Each Private Unit consists of one share of common stock, one right and one warrant.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. On August 3, 2021, the Underwriters fully exercised the over-allotment option and, on August 6, 2021, purchased an additional 3,000,000 Units (the “Over-Allotment Units”), generating gross proceeds of $30,000,000. In connection with the exercise of the over-allotment option, the Company incurred $600,000 in cash underwriting fees, $1,050,000 in deferred underwriting fees, $9,591 in other reimbursable underwriting expenses, and $225,000 in additional offering fees to Ontogeny Capital L T D (“Ontogeny”) pursuant to a management consulting agreement (the “Management Consulting Agreement”).

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 82,500 Private Units (the “Over-Allotment Private Units”) at a purchase price of $10.00 per unit in a private placement to the Sponsor, for an aggregate purchase price of $825,000. In exchange for the Over-Allotment Private Units, the Sponsor settled the amount due to the Sponsor of $419,537 under a promissory note, paid $225,000 on behalf of the Company to Ontogeny pursuant to the Management Consulting Agreement, and paid $180,463 in cash to the Company.

In addition, the Sponsor had agreed to forfeit up to 750,000 shares of common stock (the “Founder Shares”) to the extent that the over-allotment option was not exercised in full by the Underwriters. As a result of the Underwriters’ full exercise of the over-allotment option, these Founders Shares are no longer subject to forfeiture.

INTERNATIONAL MEDIA ACQUISITION CORP.

NOTE TO FINANCIAL STATEMENT

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro forma entries
a.	Cash held in trust account	$29,390,410
	Additional paid-in capital	$609,590
	Common stock		$300
	Additional paid-in capital		$29,999,700
	To record sale of 3,000,000 Over-Allotment Units at $10.00 per Unit, net of cash underwriting fee and reimbursable underwriting expenses

b.	Cash	$180,463
	Promissory note - related party	$419,537
	Additional paid-in capital	$211,950
	Accumulated deficit	$13,050
	Warrant liability		$47,850
	Common stock		$8
	Additional paid-in capital		$777,142
	To record sale of 82,500 Over-Allotment Private Units at $10.00 per Unit

c.	Cash held in trust account	$9,590
	Cash		$9,590
	To record transfer of proceeds from sale of Over-Allotment Private Units to the trust account for payment of reimbursable underwriting expenses

d.	Additional paid-in capital	$1,050,000
	Deferred underwriting fee payable		$1,050,000
	To record additional deferred underwriters’ fee arising from the sale of Over-Allotment Units

e.	Common stock	$289
	Additional paid-in capital	$28,892,271
	Common stock subject to possible redemption		$28,892,560
	To record common stock subject to redemption